Exhibit 99.1

Veracyte Announces Second Quarter 2020 Financial Results

Revenue of $20.7 Million and Genomic Testing Volume of 5,379

Company Advances Pipeline and Global Expansion Strategy

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., July 30, 2020-- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the second quarter ended June 30, 2020 and provided an update on recent business progress.

“We delivered solid second quarter results in the face of headwinds from the COVID-19 pandemic,” said Bonnie Anderson, Veracyte’s chairman and chief executive officer. “Our genomic testing volume doubled between April and June as hospitals started performing more non-emergency procedures and physician practices began to open. We have begun leveraging opportunities for new virtual sales and marketing models to increase efficiency and drive growth. We also remain on track to bring four new tests to market in 2021, further accelerating our growth. Additionally, we continued to grow our biopharmaceutical and diagnostic partnerships to fuel our global expansion with a comprehensive test menu that extends our total addressable market beyond the $40 billion for our current and pipeline products.”

Second Quarter 2020 Financial Results

For the second quarter of 2020:

•	Total revenue was $20.7 million, comprising $16.9 million in testing and product revenue and $3.8 million in biopharmaceutical partnership and collaboration revenue;
•	Gross Margin was 63%;
•	Operating Expenses, Excluding Cost of Revenue, were $24.1 million;
•	Net Loss and Comprehensive Loss was $11.0 million;
•	Basic and Diluted Net Loss Per Common Share was $0.22;
•	Net Cash Used in Operating Activities was $8.4 million; and
•	Cash and Cash Equivalents were $147.5 million at June 30, 2020.

For the six-month period ended June 30, 2020:

•	Total revenue was $51.8 million, comprising $47.3 million in testing and product revenue and $4.5 million in biopharmaceutical partnership and collaboration revenue;
•	Gross Margin was 62%;
•	Operating Expenses, Excluding Cost of Revenue, were $55.2 million;
•	Net Loss and Comprehensive Loss was $22.7 million;
•	Basic and Diluted Net Loss Per Common Share was $0.45; and
•	Net Cash Used in Operating Activities was $13.7 million.

Second Quarter 2020 and Recent Business Highlights

Core Diagnostics Business:

•	Increased our reported genomic testing volume (Afirma, Percepta and Envisia), with June total volume doubling that of April.
•	Expanded virtual customer engagement program, conducting more than two dozen virtual educational events, email campaigns and other digital outreach to clinicians.
•	Strengthened our library of published clinical evidence supporting use of the Afirma Xpression Atlas (Cancer Cytopathology) and the Envisia Genomic Classifier (CHEST and AJRCCM). The AJRCCM study further demonstrates the Envisia classifier’s ability to improve diagnosis of idiopathic pulmonary fibrosis without the need for surgery.
•	LymphMark – Submitted De Novo classification request to the FDA for the lymphoma subtyping test, which is designed to help inform diagnosis and better treatment decisions.
•	On track to launch four new products in 2021: Nasal swab test for early lung cancer detection; Percepta Atlas to inform treatment decisions in lung cancer; Envisia international launch on the nCounter; and LymphMark, if the FDA grants our De Novo classification request.
•	Signed distributor contracts that will make Veracyte’s advanced genomic testing on the nCounter system available to laboratories throughout the Asia Pacific region, as well as in Australia and New Zealand.

Strategic Collaborations:

•	CareDx – Formed strategic collaboration through which CareDx has the exclusive right to develop solid organ transplant rejection tests on the nCounter Analysis System, fueling our global menu expansion.
•	Generated revenue from four biopharmaceutical and diagnostics partners: Eli Lilly/Loxo Oncology, Johnson & Johnson Innovation, Acerta Pharma and CareDx.
•	MAVIDx – Signed strategic agreement, taking an equity stake in MAVIDx, for the new company to develop COVID-19 and other infectious disease tests for ultra-high throughput testing on the nCounter system. A Harvard University report estimates the market will require 20 million tests per day in the United States alone.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/xs86q7qz. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call can be accessed as follows:
U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	2496566

About Veracyte

Veracyte (Nasdaq: VCYT) is a global genomic diagnostics company that improves patient care by providing answers to clinical questions, informing diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. The company’s growing menu of genomic tests leverage advances in genomic science and technology, enabling patients to avoid risky, costly diagnostic procedures and quicken time to appropriate treatment. The company’s tests in thyroid cancer, lung cancer, breast cancer and idiopathic pulmonary fibrosis are available to patients and its lymphoma subtyping test is in development. With Veracyte’s exclusive global license to a best-in-class diagnostics instrument platform, the company is positioned to deliver its tests to patients worldwide. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding Veracyte’s financial and operational results for the second quarter ended June 30, 2020, anticipated timing of the launch of new products in 2021, availability of Veracyte’s testing internationally, Veracyte’s total addressable market, the current and future impacts of COVID-19 on Veracyte’s business, actions Veracyte has taken in response to COVID-19, and Veracyte’s long-term outlook. Forward-looking statements are neither historical facts nor assurances of future performance, but are based only on our current beliefs, expectations and assumptions. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: the impact of COVID-19 on Veracyte’s business and operating results, specifically, and the healthcare system and economy more generally, Veracyte’s ability to achieve and maintain Medicare coverage for its tests; the benefits of Veracyte’s tests and the applicability of clinical results to actual outcomes; the laws and regulations applicable to Veracyte’s business, including potential regulation by the Food and Drug Administration or other regulatory bodies; Veracyte’s ability to successfully achieve and maintain adoption of and reimbursement for its products; the amount by which use of Veracyte’s products are able to reduce invasive procedures and misdiagnosis, and reduce healthcare costs; the occurrence and outcomes of clinical studies; and other risks set forth in Veracyte’s filings with the Securities and Exchange Commission, including the risks set forth in its quarterly report on Form 10-Q for the quarter ended June 30, 2020. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, Afirma, Percepta, Envisia, Prosigna, LymphMark, and the Veracyte logo are trademarks of Veracyte, Inc.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Testing revenue	$15,212	$26,686	$42,203	$52,075
Product revenue	1,713	—	5,122	—
Biopharmaceutical revenue	3,779	1,450	4,501	5,590
Collaboration revenue	—	2,000	—	2,000
Total revenue	20,704	30,136	51,826	59,665

Operating expenses:
Cost of testing revenue	6,471	8,777	17,039	17,290
Cost of product revenue	932	—	2,491	—
Cost of biopharmaceutical revenue	252	—	368	—
Research and development	4,169	3,330	8,576	6,765
Selling and marketing	10,701	13,943	28,285	26,420
General and administrative	7,957	6,920	15,770	13,824
Intangible asset amortization	1,273	266	2,548	533
Total operating expenses	31,755	33,236	75,077	64,832
Loss from operations	(11,051)	(3,100)	(23,251)	(5,167)
Interest expense	(65)	(235)	(120)	(538)
Other income, net	91	841	630	1,294
Net loss and comprehensive loss	$(11,025)	$(2,494)	$(22,741)	$(4,411)
Net loss per common share, basic and diluted	$(0.22)	$(0.05)	$(0.45)	$(0.10)
Shares used to compute net loss per common share, basic and diluted	50,212,123	45,586,081	50,002,377	43,389,540

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$147,450	$159,317
Accounts receivable	15,306	19,329
Supplies	7,041	6,806
Prepaid expenses and other current assets	2,891	2,235
Total current assets	172,688	187,687
Property and equipment, net	8,640	8,933
Right-of-use assets - operating lease	8,339	8,808
Finite-lived intangible assets, net	62,471	65,019
Goodwill	2,725	2,725
Restricted cash	603	603
Other assets	1,271	1,437
Total assets	$256,737	$275,212
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,224	$2,328
Accrued liabilities	9,386	13,734
Current portion of operating lease liability	1,495	1,407
Total current liabilities	13,105	17,469
Long-term debt	801	694
Acquisition related contingent consideration	5,948	6,088
Operating lease liability, net of current portion	10,736	11,506
Total liabilities	30,590	35,757
Total stockholders’ equity	226,147	239,455
Total liabilities and stockholders’ equity	$256,737	$275,212

(1)

The condensed balance sheet at December 31, 2019 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 25, 2020.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(22,741)	$(4,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,929	1,869
Gain on disposal of property and equipment	—	(17)
Stock-based compensation	6,265	4,325
Amortization of debt issuance costs	—	83
Interest on end-of-term debt obligations	107	120
Write-down of excess supplies	1,088	—
Noncash lease expense	469	431
Revaluation of acquisition related contingent consideration	(140)	—
Changes in operating assets and liabilities:
Accounts receivable	4,023	(6,458)
Supplies	(1,323)	(1,702)
Prepaid expenses and other current assets	(664)	(192)
Operating lease liability	(682)	(604)
Other assets	166	25
Accounts payable	122	1,746
Accrued liabilities	(4,343)	1,319
Net cash used in operating activities	(13,724)	(3,466)
Investing activities
Purchases of property and equipment	(1,314)	(1,424)
Proceeds from disposal of property and equipment	—	17
Net cash used in investing activities	(1,314)	(1,407)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	—	137,848
Payment of long-term debt	—	(24,900)
Payment of financial lease liability	—	(152)
Payment of taxes on vested restricted stock units	(2,678)	(676)
Proceeds from the exercise of common stock options and employee stock purchases	5,849	7,405
Net cash provided by financing activities	3,171	119,525
Net (decrease) increase in cash, cash equivalents and restricted cash	(11,867)	114,652
Cash, cash equivalents and restricted cash at beginning of period	159,920	78,598
Cash, cash equivalents and restricted cash at end of period	$148,053	$193,250

Supplementary cash flow information of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liability	$—	$72
Interest paid on debt	$3	$319

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$147,450	$159,317
Restricted cash	603	603
Total cash, cash equivalents and restricted cash	$148,053	$159,920

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Investor and Media Contact:

Tracy Morris

Vice President of Corporate Communications

& Investor Relations

650-380-4413

tracy.morris@veracyte.com